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                                                                    EXHIBIT 10.9

                         SECURED CONVERTIBLE PROMISSORY NOTE

$800,000                                               Beverly Hills, California

     FOR VALUE RECEIVED, the undersigned TOUCH CONTROLS, INC., a California Corporation ("Maker"), promises to pay to the order of WESTMINSTER CAPITAL, INC., a Delaware Corporation ("Holder", which term shall include any subsequent holder of this Note), at 9665 Wilshire Boulevard, Mezzanine, Beverly Hills, California 90212 (or at such other place as Holder shall designate in writing) in lawful money of the United States of America, the principal sum of Eight Hundred Thousand Dollars ($800,000), or so much thereof as may be advanced by Holder to Maker, together with interest on the Outstanding Principal Balance (as defined herein) at the rate (the "Interest Rate") described below.

     1. INTEREST RATE. Except as otherwise provided herein, the Interest Rate shall be a variable rate of interest equal to the "Prime Rate" as publicly announced from time to time by Wells Fargo Bank, N.A. Any change in the Interest Rate resulting from a change in the Prime Rate shall be effective on the first (1st) day of the month after the date of such change. If the Prime Rate of Wells Fargo Bank, N.A. is no longer available, then the Interest Rate shall be determined by reference to the prime rate of another nationally recognized bank selected by Holder. Maker acknowledges that the Prime Rate is a discretionary rate publicly announced by Wells Fargo Bank, N.A. from time to time and does not necessarily reflect the rate of interest that Wells Fargo Bank, N.A. charges to its best or most credit-worthy customers. Interest shall be computed at the Interest Rate on the basis of the actual number of days which the Outstanding Principal Balance is outstanding divided by three hundred sixty (360), which shall, for the purposes of this Note, be considered to be one (1) year.

     2. ADVANCES; OUTSTANDING PRINCIPAL BALANCE. The principal amount of this Note shall be disbursed by Holder to Maker, in periodic payments ("Advances") of not less than Fifty Thousand Dollars ($50,000), as Maker shall request by giving notice to Holder from time to time. All references to the "Outstanding Principal Balance" shall mean, at any time, the sum of all Advances made hereunder, less any principal repaid by Maker to Holder (subject to the prepayment restrictions set forth herein), plus all interest which accrues under this Note between the date of this Note and September 1, 1998.

     3. PAYMENTS. Prior to October 1, 1998, there shall be no payments due under this Note. On October 1, 1998, there shall be a payment in the amount of the interest which has accrued under this Note from September 1, 1998 through September 30, 1998. Thereafter, this Note shall be payable in installments (the "Installments") of interest only on the first (1st) day of each and every calendar quarter (January 1, April 1, July 1, and October 1). Installments shall continue to be paid until the Maturity Date (as defined herein). The Outstanding Principal Balance and all accrued but unpaid interest thereon, shall be due and payable on September 1, 1999 (the "Maturity Date").

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     4.   APPLICATION OF PAYMENTS.  All payments on this Note shall be applied first to the payment of any sums advanced by Holder pursuant to the Loan Documents (as defined herein), together with interest thereon from the date of advance until repaid at the Default Rate, then to the payment of accrued but unpaid interest, and then to the reduction of the Outstanding Principal Balance.

     5. PREPAYMENT RESTRICTION. Maker may not repay the Outstanding Principal Balance, or any part thereof, prior to the Maturity Date.

     6. MODIFICATIONS. From time to time, without affecting the obligation of Maker to pay the Outstanding Principal Balance or to observe the covenants of Maker contained herein, without affecting the guaranty of any person for payment of this Note, and without giving notice to or obtaining the consent of Maker or any guarantor of this Note, Holder may, at the option of Holder, extend the time for payment of the Outstanding Principal Balance or any part thereof, reduce the payments hereunder, release any person liable hereunder, accept a renewal or extension of this Note, join in any extension or subordination agreement, release any security given herefor, take or release other or additional security, or agree in writing with Maker to modify the Interest Rate or any other provision of this Note.

     7. EVENTS OF DEFAULT. Time is of the essence hereof. Upon the occurrence of any of the following events (the "Events of Default"), payment of the entire Outstanding Principal Balance and accrued interest on this Note shall, at the option of Holder, be accelerated and shall be immediately due and payable upon demand, irrespective of the Maturity Date. In such event, Holder shall have the right, in addition to all other rights and remedies hereunder or under the Loan Documents, to foreclose or to require foreclosure of any or all liens, pledges or other security interests securing the payment hereof:

          (a) Failure of Maker to pay any Installment when due, subject to a ten (10) day "grace" period.

          (b) Failure of Maker to pay the Outstanding Principal Balance or any part thereof, or any accrued interest thereon, on the Maturity Date, subject to a ten (10) day "grace" period.

          (c) Default by Maker in the performance of any other obligation of Maker under this Note, which is not cured within ten (10) days after notice is given by Holder to Maker; or

          (d) Default by Maker under any provision of any of the Loan Documents, which is not cured within any applicable grace period specified therein.

     8. DEFAULT INTEREST. In the event that Maker fails to pay any Installment when due, or the Outstanding Principal Balance and all accrued interest in full on the Maturity Date, the amount past due (including any acceleration of the Outstanding Principal Balance), and unpaid shall bear interest at an annual rate equal to the lesser of (i) the then applicable Interest Rate plus five percent (5%), or (ii) the greater of ten percent (10%) per annum or the rate established by the Federal Reserve Bank of San Francisco on advances to member banks

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under Section 13 and 13(a) of the Federal Reserve Act in effect on the twenty-fifth (25th) day of the month immediately preceding the date of this Note plus five percent (5%) per annum (the "Default Rate"), computed from the date on which said amount was due and payable until paid. The charging or collecting of interest at the Default Rate shall not limit any of Holder's other rights or remedies under this Note.

     9. SECURITY. The payment of this Note is secured by, among other things, a certain security agreement of even date herewith executed by Maker and Holder (the "Security Agreement") liening and encumbering certain personal property of Maker, as more particularly described therein. The Security Agreement, and all other documents securing or relating to the indebtedness evidenced by this Note are collectively referred to herein as the "Loan Documents".

     10. GOVERNING LAW. Maker, and each endorser, cosigner or guarantor of this Note, acknowledges and agrees that this Note is made and is intended to be paid and performed in the State of California and the provisions hereof will be construed in accordance with the laws of the State of California and, to the extent that federal law may preempt the applicability of state laws, federal law. Maker, and each endorser, cosigner and guarantor of this Note further agree that upon the occurrence of an Event of Default, this Note may be enforced in any court of competent jurisdiction in the County of Los Angeles, State of California, and they do hereby submit to the jurisdiction of such courts regardless of their residence.

     11. REMEDIES CUMULATIVE; WAIVER. The remedies of Holder, as provided herein or in the Loan Documents, shall be cumulative and concurrent, and may be pursued singularly, successively or together, in the sole discretion of Holder, and may be exercised as often as occasion therefor shall arise. No act of omission or commission of Holder, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same; such waiver or release to be affected only through a written document executed by Holder and then only to the extent specifically recited therein. Without limiting the generality of the preceding sentence, acceptance by Holder of any payment with knowledge of the occurrence of an Event of Default by Maker shall not be deemed a waiver of such Event of Default, and acceptance by Holder of any payment in an amount less than the amount then due hereunder or under the Loan Documents shall be an acceptance on account only and shall not in any way affect the existence of an Event of Default hereunder or under any of the Loan Documents. A waiver or release with reference to any one Event of Default shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to a subsequent Event of Default.

     12. NOTICES. Any notice, request, demand or other communication required or permitted hereunder or required by law shall be in writing and shall be given by delivery of the same in person to the intended addressee, or by depositing same with an overnight courier service (such as Federal Express) for delivery to the intended addressee at its address set forth in this Paragraph 12, or by depositing same in the United States mail, postage prepaid, certified mail, return-receipt requested, sent to the intended addressee as follows:

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               Maker:              TOUCH CONTROLS, INC.
                                   4168 Avenida de la Plata
                                   Building 101
                                   Oceanside, California 92056

               Holder:             WESTMINSTER CAPITAL, INC.
                                   9665 Wilshire Boulevard, Suite M-10
                                   Beverly Hills, California 90212

                                   Attention:  William Belzberg, President

The address of any party to this Note may be changed by written notice of such other address given in accordance herewith at least ten (10) days in advance of the date upon which such change of address shall be effective. Notices sent by overnight courier service shall be deemed delivered on the business day following the date of deposit with such service. Notices sent by certified mail shall be deemed delivered on the earlier of the date of delivery shown on the return-receipt, or on the second business day after mailing.

     13. NO USURY INTENDED. All agreements between Maker and Holder are expressly limited so that in no contingency or event whatsoever, whether by reason of: error of fact or law; payment, prepayment or advancement of the proceeds hereof; acceleration of maturity of the Outstanding Principal Balance, or otherwise, shall the amount paid or agreed to be paid to Holder hereof for the use, forbearance or retention of the money to be advanced hereunder, including any charges collected or made in connection with the indebtedness evidenced by this Note which may be treated as interest under applicable law, if any, exceed the maximum legal limit (if any such limit is applicable) under United States federal law or state law (to the extent not preempted by federal law, if any), now or hereafter governing the interest payable in connection with such agreements. If, from any circumstances whatsoever, fulfillment of any provision hereof at the time performance of such provision shall be due shall involve transcending the limit of validity (if any) prescribed by law which a court of competent jurisdiction may deem applicable hereto, then IPSO FACTO, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any circumstances, Holder shall ever receive as interest an amount which would exceed the maximum legal limit (if any such limit is applicable), such amount which would be excessive interest shall be applied to the reduction of the Outstanding Principal Balance due hereunder and not to the payment of interest or, if necessary, rebated to Maker. This provision shall control every other provision of all agreements between Maker and Holder.

     14. PURPOSE OF LOAN. Maker certifies that the loan evidenced by this Note is obtained for business or commercial purposes and that the proceeds thereof shall not be used for personal, family, household or agricultural purposes.

     15. CONVERSION RIGHTS. Holder shall have the right, at any time commencing on January 1, 1998 (or prior to January 1, 1998 in the event that (a) Maker sells or enters into an agreement to sell all or substantially all of its assets, or (b) the shareholders of Maker sell or enter into an agreement to sell more than fifty percent (50%) collectively of the capital stock of Maker, or (c) Maker merges or consolidates with another entity, or enters into an

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agreement to do so) and continuing through the Maturity Date (and subsequent to the Maturity Date and continuing until this Note has been paid in full if this Note is not paid in full on the Maturity Date), to convert the entire Outstanding Principal Balance plus the difference between the face value of this note and the Outstanding Principal Balance of this Note into a number of shares of capital stock of Maker such that, immediately after such conversion, Holder will own fifty percent (50%) of the then outstanding and issued shares of capital stock of Holder, on a fully-diluted basis (including any capital stock which is issued as a result of the conversion of those certain Subordinated Convertible Promissory Notes of even date herewith executed by Maker in favor of Maria L. Frulla and Stefano G. Frulla). To that extent that at the time of Holder's exercise of its conversion rights, any third parties hold options, warrants or other instruments which are convertible into capital stock of Maker, Holder shall have a continuing right (which shall survive the cancellation of this Note resulting from Holder's conversion) to receive additional shares of capital stock equal to fifty percent (50%) of the total amount of capital stock which is issued as a result of any such conversion by such third parties, such additional capital stock to be issued to Holder immediately upon the issuance of such additional capital stock to such third parties. Maker will promptly notify Holder when and if any third parties exercise such rights to convert. Provided, however, that Holder's conversion rights shall not apply to any common stock which may be issued to Vivid Technology Corp. ("Vivid") as a result of the exercise of certain purchase rights of Vivid as set forth in that certain Agreement dated March 1, 1996 between Maker and Vivid. Holder shall exercise its conversion right by giving at least thirty (30) days' prior written notice to Maker, and Holder and Maker shall thereafter execute all documents necessary to effectuate such conversion. At the time of conversion, Maker shall pay to Holder all accrued but unpaid interest due under the Note, irrespective of whether the next Installment is then due and payable. Upon the consummation of the conversion and payment of all accrued but unpaid interest thereon, this Note shall be deemed paid in full, and all security held under the Loan Documents will be immediately released. Maker shall at all times reserve and keep available out of its authorized but unissued shares of capital stock, solely for the purpose of issuance upon the exercise of the conversion rights contained in this Note, such number of shares of capital stock as shall be issuable at all times upon the conversion hereof. Maker covenants and agrees that, upon conversion of this Note, all shares of capital stock issuable upon such conversion shall be duly and validly issued, fully paid and nonassessable. Maker will not, by amendment of its articles of incorporation or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times, in good faith, assist in any action as may be necessary or appropriate in order to protect the rights of the Holder against any impairment. Without limiting the generality of the foregoing, Maker will take all such action as may be necessary or appropriate in order that Maker may validly and legally issue fully-paid and nonassessable shares of capital stock upon the exercise of the conversion rights contained in this Note.

     16. FAILURE OF HOLDER TO MAKE ADVANCES - LIQUIDATED DAMAGES. Advances shall be made by Holder to Maker within two (2) business days after receipt of notice from Maker requesting such Advance. In the event that Holder fails or refuses to make any Advance when Maker is not in default under this Note or any of the other Loan Documents, then it is agreed that as Maker's sole and exclusive remedy for Holder's breach, interest shall be abated for a period of six (6) months, commencing on the date that the Advance was due to be made, and during such six (6) month period Maker may pay off this Note (in full but not in part)

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without penalty or premium. After such six (6) month period has elapsed, if this
Note has not been paid in full, interest shall again accrue, and the prepayment restrictions set forth in Paragraph 5 hereof shall be reinstated. The parties acknowledge that the actual damages which would be sustained by Maker as a result of Holder's breach of its obligations under this Note would be extremely difficult and impractical to ascertain, and that the abatement of interest and the lifting of the prepayment restrictions represents fair and reasonable compensation to Maker as a result of such breach. The parties intend that this provision constitute liquidate damages pursuant to California Civil Code Section 1671.

     17.  MISCELLANEOUS PROVISIONS.

          (a) Maker, and each endorser, cosigner and guarantor of this Note expressly grants to Holder the right to release or to agree not to sue any other person, or to suspend the right to enforce this Note against such other person or to otherwise discharge such person; and Maker, and each endorser, cosigner and guarantor agrees that the exercise of such rights by Holder will have no effect on the liability of any other person, primarily or secondarily liable hereunder. Maker, and each endorser, cosigner and guarantor of this Note waives, to the fullest extent permitted by law, demand for payment, presentment for payment, protest, notice of protest, notice of dishonor, notice of nonpayment, notice of acceleration of maturity, diligence in taking any action to collect sums owing hereunder, any duty or obligation of Holder to effect, protect, perfect, retain or enforce any security for the payment of this Note or to proceed against any collateral before otherwise enforcing this Note, and the right to plead as a defense to the payment hereof any statute of limitations.

          (b) This Note and each payment of principal and interest hereunder shall be paid when due in lawful money of the United States, without deduction or setoff of any kind or nature whatsoever.

          (c) Maker agrees to reimburse Holder for all costs, including, without limitation, reasonable attorneys' fees, incurred to collect this Note if this Note is not paid when due, including, but not limited to, attorneys' fees incurred in connection with any bankruptcy proceedings instituted by or against Maker (including relief from stay litigation).

          (d) If Maker shall fail to perform or cause to be performed any of the terms, agreements or covenants of Maker contained in this Note or in any of the Loan Documents, Holder may, in Holder's sole discretion, but without any duty to do so and without waiving any default, perform any of such terms, agreements or covenants, and all sums advanced or expended by Holder in the performance thereof, together with interest thereon from the date of the respective advance or expenditure at the Default Rate, shall be due and payable on demand and such sums and interest thereon shall be secured by the applicable Loan Documents securing this Note.

          (e) If any provision hereof or of any of the Loan Documents is, for any reason and to any extent, invalid or unenforceable, then neither the remainder of the document in which such provision is contained, nor the application of the provision to other persons, entities or circumstances, nor any of the Loan Documents, shall be affected thereby, but instead shall be enforceable to the maximum extent permitted by law.

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          (f)  This Note shall be a joint and several obligation of Maker, and all endorsers, cosigners and guarantors, if any, hereof, and shall be binding upon them and their respective heirs, personal representatives, successors and assigns.

          (g) This Note may not be modified or amended orally, but only by a modification or amendment in writing signed by Holder and Maker.

          (h) When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and the masculine shall include the feminine and neuter and vice versa. The word "person" as used herein shall include any individual, company, firm, association, partnership, corporation, limited liability company, trust or other legal entity of any kind whatsoever.

          (i) The headings of the paragraphs and sections of this Note are for convenience of reference only, are not to be considered a part hereof and shall not limit to otherwise affect any of the terms hereof.

          (j) In the event that at any time any payment received by Holder hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall otherwise be deemed to be due to any party other than Holder, then, in any such event, the obligation to make such payment shall survive any cancellation of this Note and/or return thereof to Maker and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and the amount of such payment shall bear interest at the Default Rate from the date of such final order until repaid hereunder.

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     18.  WAIVER OF JURY TRIAL.  TO THE MAXIMUM EXTENT PERMITTED BY LAW,
MAKER AND EACH ENDORSER, CO-SIGNER AND GUARANTOR HEREOF HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS NOTE, OR IN ANY WAY CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE DEALINGS OF THE PARTIES WITH RESPECT TO THIS NOTE, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH OF SUCH PARTIES HEREBY AGREES THAT ANY SUCH ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OF THIS SECTION WITH ANY COURT OR OTHER TRIBUNAL AS WRITTEN EVIDENCE OF THE CONSENT OF ANY OTHER PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

          IN WITNESS WHEREOF Maker has executed this Secured Convertible Promissory Note as of the day and year first above written.


                                             "MAKER"

                                             TOUCH CONTROLS, INC., a California
                                             Corporation


                                             By  /s/ Marie L. Frulls
                                               --------------------------------
                                             Its  President
                                                -------------------------------






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